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                                                              EXHIBIT 10(a)(16)


                                AMENDMENT NO. 18
                                     TO THE
                                UPS THRIFT PLAN


             WHEREAS, United Parcel Service of America, Inc. and its affiliated corporations heretofore established, effective as of July 14, 1960, the UPS Thrift Plan (the "Plan") for the benefit of their eligible employees in order to provide benefits to those employees upon their retirement, death or other separation from service; and

             WHEREAS, the Plan, as adopted and amended from time to time, was amended and restated in its entirety, effective as of January 1, 1976, to comply with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"); and

             WHEREAS, the Plan has been amended further since January 1, 1976, the most recent amendment being Amendment No. 17 which was adopted January 7, 1994; and

             WHEREAS, the Board of Directors of United Parcel Service of America, Inc. desires to amend the Plan further to provide to distributees of eligible rollover distributions from this Plan the option of transferring such distributions directly to another eligible retirement plan.

             NOW, THEREFORE, pursuant to the authority vested in the Board of Directors of United Parcel Service of America, Inc., by Section 16.1 of the Plan, it is hereby amended as follows,





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effective for distributions made on or after January 1, 1993:

             1.   A new Section 10.5 is added to read as follows:

             Section 10.5  Direct Rollover.

                  (a) With respect to any distribution described in this Plan which constitutes an eligible rollover distribution within the meaning of Code Section 401(a)(31)(C), the distributee thereof shall, in accordance with procedures established by the Committee, be afforded the opportunity to direct that such distribution be transferred directly to the trustee of an eligible retirement plan (a "direct rollover"). For purposes of the foregoing sentence, an "eligible retirement plan" is (1) a qualified trust within the meaning of Code Section 402 which is a defined contribution plan the terms of which permit the acceptance of rollover distributions, (2) an individual retirement account or annuity within the meaning of Code Section 408 (other than an endowment contract), or (3) an annuity plan within the meaning of Code
             Section 403(a), which is specified by the distributee in such form and at such time as the Committee may prescribe.

                  (b) Notwithstanding the foregoing, if the distributee elects to have his or her eligible rollover distribution paid in part to him or her and paid in part as a direct rollover:

                          (A) The direct rollover must be in an amount of $500 or more.

                          (B) A direct rollover to two or more eligible retirement plans shall not be permitted.

                  (c) The Committee shall, within a reasonable period of time prior to making an eligible rollover distribution from this Plan, provide a written explanation to the distributee of the direct rollover option described above, as well as the provisions





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             under which such distribution will not be subject to tax if transferred to an eligible retirement plan within 60 days after the date on which the distributee received the distribution.

             2.   Section 18.13 is revised in its entirety to read as follows:

             Section 18.13  Withholding of Income Tax.


                  (a) Notification of Withholding of Federal Income Tax. All Participants and beneficiaries entitled to receive benefits under the Plan shall be notified of the Plan's obligation to withhold federal income tax from any benefits payable pursuant to the terms of the Plan. Such notice shall be in writing, be given at the times set forth in subsection (b) and contain the information set forth in subsection (c) of this Section.

                  (b)     Time of Notice.  The notice described in subsection
             (a) shall be provided not earlier than six months before such payment is to be made and not later than the time the Participant or beneficiary is furnished with his or her claim for benefits application.

                  (c) Content of the Notice. The notice required by subsection (a) shall, at a minimum:

                          (1) with respect to any distribution which is an eligible rollover distribution within the meaning of Code Section 3405(c)(3) (other than an eligible rollover distribution of less than $200 which is exempt from withholding under regulations prescribed by the Secretary of the Treasury), advise the payee that there shall be withheld from such distribution an amount equal to 20 percent thereof (or such other amount as may from time to time be prescribed by the Code, or the Secretary of the Treasury or his delegate), unless the payee directs the Committee to transfer such distribution as a direct





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             rollover to an eligible retirement plan, within the meaning of
             Section 10.5(a) hereof, in accordance with such procedures as the Committee may prescribe (a "transfer direction"),

                          (2) with respect to any distribution which is not an eligible rollover distribution within the meaning of Code Section 3405(c)(3):

                          (A) advise the payee of his or her right to elect not to have withholding apply to any payment or distribution and explain the manner in which such election may be made, and include or indicate the source of any forms necessary to make the election;

                          (B) advise the payee that penalties may be incurred under the estimated tax payment rules if the payee's payments of estimated tax are not adequate and sufficient tax is not withheld from payments under this Plan; and

                          (C) advise the payee that the election not to have federal income tax withheld from benefits is prospective only and that any election made after a payment or distribution to the payee is not an election with respect to such payment or distribution.

                  (d) Effective Date of Elections. Any transfer direction, election or revocation of any election by a payee shall become effective immediately upon receipt by the Committee of the transfer direction, election or revocation. Thereafter, the Committee shall, unless otherwise provided by applicable law, regulation or other guidance by the Secretary of the Treasury or his delegate, withhold federal income tax in accordance or consistent with the instructions filed by the payee.

                  (e)     Failure to Make Election.

                          (1) In the case of an eligible rollover distribution, if the payee fails to provide the Committee with a transfer direction, the Committee shall withhold an amount equal to 20% of the amount of the distribution





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             (or such other amount as may be from time to time prescribed by the Code, or the Secretary of the Treasurer or his delegate).

                          (2) In the case of a distribution which is not an eligible rollover distribution, if the payee fails to provide the Committee with a withholding certificate, the Committee shall withhold an amount equal to 10% of the amount of the distribution.

                  (f) Coordination with Internal Revenue Code and Regulations. Notwithstanding the foregoing, the Committee shall discharge its withholding and notice obligations in accordance with the Code and regulations and such other guidance with respect thereto as may be promulgated from time to time by the Secretary of the Treasury or his delegate.


             IN WITNESS WHEREOF, United Parcel Service of America, Inc., based upon action by the Board of Directors, has caused this Amendment No. 18 to be executed this 28th day of February, 1994.


ATTEST:                            UNITED PARCEL SERVICE OF
                                   AMERICA, INC.

By:
   ----------------------------    ------------------------------
                                   Chairman




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